Exhibit 10.2

Execution Copy

COMMON STOCK DELIVERY AGREEMENT

This agreement (“Agreement”) is being made this 18th day of September, 2006 by and between Corporate Office Properties, L.P., a Delaware limited partnership (the “Operating Partnership”), and Corporate Office Properties Trust, a Maryland real estate investment trust (the “Company”).

Recitals

WHEREAS, the Company is the general partner of the Operating Partnership; and

WHEREAS, the Operating Partnership and the Company have entered into a purchase agreement dated as of September 12, 2006 with Banc of Americas Securities LLC, J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC (the “Initial Purchasers”), providing for the issuance and sale by the Operating Partnership in a private offering under Rule 144A promulgated under the Securities Act of 1933, as amended (the “Act”), up to $200,000,000 principal amount of its “3.50% Senior Exchangeable Notes Due 2026” (the “Notes”), which Notes may be exchangeable into cash and common shares of beneficial interest, par value $.01 per share, of the Company (the “Common Shares”) under certain circumstances.

NOW, THEREFORE, in consideration of the foregoing and in consideration of the mutual covenants contained herein, the parties agree as follows:

Agreement

1.             If the Operating Partnership elects, in its sole discretion, to deliver Common Shares to the holders of the Notes upon exchange, redemption or maturity in accordance with the terms of the Notes and the Indenture, dated as of September 18, 2006, by and among the Operating Partnership, the Company, as guarantor, Wells Fargo Bank, National Association, as trustee (the “Indenture”) related to the Notes, the Company agrees to issue the number of Common Shares which the Operating Partnership elects to deliver, and the Operating Partnership hereby directs the Company to deliver such Common Shares to the holders of the Notes on behalf of the Operating Partnership in accordance with the Indenture.

2.             Upon any such issuance of Common Shares, the Operating Partnership shall, in accordance with its Second Amended and Restated Limited Partnership Agreement, as amended (the “Partnership Agreement”) issue to the Company on a concurrent basis a number of “Partnership Units” (as defined in the Partnership Agreement) equal in number to the Common Shares issued by the Company pursuant to this Agreement.

3.             The Operating Partnership hereby agrees to indemnify the Company and each of its trustees and officers (each, an “Indemnified Party”) against, and agrees to hold, save and defend each Indemnified Party, harmless from, any loss, expense or damage (including without limitation, reasonable attorneys’ fees and expenses and court costs actually incurred) suffered or incurred by an Indemnified Party by reason of anything such Indemnified Party may in good faith do or refrain from doing for or on behalf of the Operating Partnership pursuant to this

Agreement; provided however, that the Operating Partnership shall not be required to indemnify an Indemnified Party for any loss, expense or damage that such Indemnified Party may suffer or incur as a result of its willful misconduct or gross negligence.

4.             Miscellaneous.

(a)           THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICT LAWS, RULES OR PRINCIPLES.

(b)           No provision of this agreement may be amended, modified, or waived, except in writing signed by both parties and with the consent of a majority in principal amount of Notes then outstanding; provided, however, that the unanimous consent of the holders of all outstanding Notes will be required in order to amend, modify, or waive the provisions of paragraph 2 hereof or to otherwise adversely affect the right of holders of Notes to exchange the Notes for Common Shares as provided in the Indenture.  Any consent of the holders of the Notes shall be obtained in accordance with the applicable provisions of the Indenture.

(c)           In the event that any claim of inconsistency between this Agreement and the terms of the Indenture arise, as they may from time to time be amended, the terms of the Indenture shall control.

(d)           If any provision of this Agreement shall be held illegal, invalid, or unenforceable by any court, this Agreement shall be construed and enforced as if such provision had not been contained herein and shall be deemed an Agreement among us to the full extent permitted by applicable law.

(e)           The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights to any other person, except that the holders of the Notes shall be deemed third-party beneficiaries of this Agreement and shall be entitled to enforce the provisions of this agreement as if they were parties hereto.

(f)            This Agreement may not be assigned by either party without prior written consent of both parties.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year above written.

CORPORATE OFFICE PROPERTIES, L.P.

By	Corporate Office Properties Trust,
as sole general partner

By	/s/ Roger A. Waesche, Jr.
Name: Roger A. Waesche, Jr.
Title: Executive Vice President

CORPORATE OFFICE PROPERTIES TRUST

By	/s/ Roger A. Waesche, Jr.
Name: Roger A. Waesche, Jr.
Title: Executive Vice President